Exhibit 99.1

LASALLE HOTEL PROPERTIES PROVIDES 2006 OUTLOOK

RevPAR Expected to Increase 7.5% to 9.5%

BETHESDA, MD, January 10, 2006 — LaSalle Hotel Properties (NYSE: LHO) today provided its outlook for 2006. The Company’s outlook for 2006, assuming a continually improving economy, travel trends and the impact of the expected Le Parc Suite Hotel acquisition in January 2006, is as follows:

Net Income / (Loss)	$33.4 million - $37.0 million ($0.92 - $1.02 per diluted share);
FFO	$91.3 million - $94.9 million ($2.50 - $2.60 per diluted share/unit); and
EBITDA	$151.5 million - $155.1 million.

This 2006 outlook is based on the following major assumptions:

•	Portfolio RevPAR growth of 7.5 to 9.5 percent over 2005;

•	Portfolio hotel EBITDA margins increasing 100 to 150 basis points over 2005;

•	Corporate general and administrative expenses of approximately $12.0 million;

•	Total capital investments of approximately $70.0 million to $75.0 million, including $21 million related to repositioning of the recently acquired former Holiday Inn Downtown Hotel on Thomas Circle in Washington, DC;

•	Income tax (benefit) / expense of ($0.5 million) to $1.0 million;

•	Average weighted outstanding debt of approximately $662.0 million (which includes LaSalle’s $14.4 million portion of the joint venture debt related to the Chicago Marriott); and

•	Average weighted fully diluted shares/units of 36.5 million.

The quarterly summary of the 2006 outlook is as follows:

	FFO per Share/Unit	EBITDA (in millions)
1st Quarter	$0.18 - $0.21	$18.6 - $19.7
2nd Quarter	$0.86 - $0.89	$49.5 - $50.6
3rd Quarter	$0.91 - $0.93	$50.1 - $50.8
4th Quarter	$0.55 - $0.57	$33.3 - $34.0

Full Year 2006	$2.50 - $2.60	$151.5 - $155.1

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning interests in 26 upscale and luxury full-service hotels, totaling approximately 8,300 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier hotel operating companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Hilton Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about RevPAR, Capex, Margins, and FFO per Share/Unit, EBITDA, renovations, Net Income, G&A expense, income tax (benefit) / expense, shares/units outstanding and closing of the Le Parc transaction. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company’s Annual Report on Form 10-K. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at

www.lasallehotels.com